SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2012

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida		34478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 10, 2012, Nobility Homes, Inc. (the “Company”) received a letter from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) because the Company did not timely file its Form 10-K for the period ended November 5, 2011 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

NASDAQ had previously granted the Company an exception until February 29, 2012 to file its Form 10-Q for the period ended August 6, 2011. The Company has submitted an update on February 17, 2012 to its previously submitted plan to regain compliance. If NASDAQ accepts the Company’s updated plan, NASDAQ can extend the previously granted exemption to March 19, 2012 to regain compliance.

The Company issued a press release on February 17, 2012, disclosing receipt of the February 10, 2012 letter from NASDAQ. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

February 17, 2012	By:	/s/ Lynn J. Cramer, Jr.

Lynn J. Cramer, Jr., Treasurer and Principal Accounting Officer